Exhibit 10.3

AMENDMENT TO
CLASS J COMMON STOCK PURCHASE WARRANT
OF
KESSELRING HOLDING CORPORATION (F/K/A OFFLINE CONSULTING, INC.)

THIS AMENDMENT TO CLASS J COMMON STOCK PURCHASE WARRANT OF KESSELRING HOLDING CORPORATION (F/K/A OFFLINE CONSULTING, INC.) (this “Amendment”), dated as of January 1, 2009 is made by and between Kesselring Holding Corporation (f/k/a Offline Consulting, Inc.), a Delaware corporation (the “Issuer”), and the holder (the “Holder”) of that certain Warrant No. J-07-01 issued to the Holder on May 18, 2007, a copy of which is attached hereto as Exhibit A (the “Warrant”).

WHEREAS, the Issuer and the Holder desire to amend certain provisions of the Warrant as described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1.           Capitalized Terms. Capitalized terms used, but not defined, herein, shall have the meanings ascribed to such terms in the Warrant.

2.           Amendment to Warrant; Exercise Price.   The first paragraph of the Warrant shall be deleted in its entirety and replaced with the following:

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, VISION OPPORTUNITY MASTER FUND LTD. (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on December 31, 2012 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Kesselring Holding Corporation (f/k/a Offline Consulting, Inc.), a Delaware corporation (the “Company”), up to three million ninety one thousand nine hundred fifty nine shares (on a post forward split basis) (the “Warrant Shares”) of Common Stock, $.0001 par value per share, of the Company (the “Common Stock”).

3.           Further Assurances. From and after the date of this Amendment, upon the request of a Holder or the Issuer, each of the Issuer and the Holders shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Amendment.

4.           Board Resolutions. Prior to the signing of this Amendment, the Issuer shall have provided the Holder with a certified copy of the resolutions of the Board of Directors (or if the Board of Directors takes action by unanimous written consent, a copy of such unanimous written consent containing all of the signatures of the members of the Board of Directors) of the Issuer, authorizing the execution, delivery and performance of this Amendment.

5.           Ratification. Except as expressly amended hereby, all of the terms, provisions and conditions of the Warrants are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

6.           Entire Agreement. This Amendment and the Warrants constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

7.           Amendments.  No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

8.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each party shall be entitled to rely on a facsimile or emailed (.pdf) signature of any other party hereunder as if it were an original.

9.           Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

10.           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.           Effective Date. The effective date of this agreement shall be January 1, 2009.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

The Issuer:
KESSELRING HOLDING CORPORATION.

By:	/s/ Kenneth C. Craig
Kenneth C. Craig
Chief Executive Officer

The Holder:
VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Adam Benowitz
Director

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